UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

Zynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-38804	90-0275169
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

9655 Maroon Circle, Englewood, CO 80112

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:   (800) 495-6670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

d
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01Other Events

Workforce Reduction

On June 18, 2025, Zynex, Inc. (the “Company”) executed a reduction in its workforce affecting 86 corporate roles, or 14% of the Company’s total number of employees. The Company anticipates this reduction will result in approximately $5 million in annualized cost savings. Affected employees were informed of the reduction in work force on or about June 18, 2025.

The total costs and cash expenditures for the reduction in workforce are estimated to be approximately $0.2 million, substantially all of which are related to employee severance costs and will be recognized in the second quarter of 2025. The Company expects to pay the majority of this reduction in force costs in the second and third quarter of 2025.

Tricare Payment Suspension

While the Company has appealed the temporary suspension of payments by Tricare, to date, the Company has not yet received a response to its appeal.

The reduction in workforce is part of a planned adjustment in the Company’s order processing and billing strategy and unrelated to the Tricare temporary payment suspension.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 including, but not limited to those regarding the Company’s ability to realize potential benefits and estimated savings from the restructuring and other cost reductions, and the Company’s estimates of the amount and timing of the charges that it expects to incur in connection with the restructuring. Statements including words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions the Company has made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and important factors that are beyond the Company’s control, including the Company’s ability to retain and hire key personnel and uncertainty as to whether the reduction in workforce will result in the anticipated savings, as well as the other risks and uncertainties under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the Securities and Exchange Commission, including the Company’s most recent Quarterly Report on Form 10-Q and in future filings and reports. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained herein as a result of new information, future events, changes in expectations or otherwise

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNEX, INC.

Date: June 24, 2025	By:	/s/ Dan Moorhead
Dan Moorhead
Chief Financial Officer